UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2024

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A-28-7, Tower A, Menara UOABangsar, No.5 Jln Bangsar Utama 1, 59000 Kuala Lumpur	59200
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: +1 307 241 6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On August 27, 2024, BioNexus Gene Lab Corp. (the “Company”) issued a press release announcing the successful co-investment by the Malaysian Ministry of Finance, through the Securities Commission Malaysia under its Malaysia Co-Investment Fund (MyCIF), into Ascension Innovation Sdn Bhd (“AISB”). This co-investment, alongside the Company’s recent RM 1 million investment in AISB, underscores significant confidence from the Securities Commission in AISB’s innovative technology and its potential to revolutionize healthcare through sustainable practices. It brings the total investment funding in this round to RM 1.7m (approx. USD 390k).

The MyCIF co-investment, of which AISB is the first recipient, is part of the Environmental & Social Impact (ESI) scheme, which aims to support micro, small, and medium enterprises (MSMEs) with impactful solutions in obtaining funding through alternative channels. The co-investment will assist AISB in advancing its AI-driven healthcare solutions and contribute to the “One Patient, One Record” initiative under Malaysia’s National Electronic Medical Records (EMR) Plan, aiming to modernize the nation’s healthcare infrastructure.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release Dated August 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

Date: August 28, 2024	By:	/s/ Su-Leng Tan Lee
Name: Su-Leng Tan Lee Title: Chief Executive Officer

3